                                                                EXHIBIT (99)(d)

                       CONSENT OF NELLE RATRIE CHILTON

        The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to her in the Proxy Statement/ Prospectus of One Valley Bancorp, Inc. and BB&T Corporation, which is part of this Registration Statement on Form S-4 of BB&T Corporation, with respect to her being elected or appointed as a director of BB&T Corporation under the circumstances described therein.

                                        /s/ Nelle Ratrie Chilton


May 9, 2000